                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 3, 1999 relating to the consolidated financial statements of Ling Electronics, Inc. and its subsidiary, which appears in SatCon Technology Corporation's Current Report on Form 8-K/A, dated October 21, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Albany, New York

February 8, 2000